Exhibit 99.1

CUSIP No. 37637K108	Page 1 of 2

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Amendment Number 1 to the Statement on Schedule 13G with respect to the Class A Common Stock, par value $0.0000025 per share, of GitLab Inc., to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed, either manually or electronically, in one or more counterparts.

GV 2017, L.P.			GV 2021, L.P.

By:	GV 2017 GP, L.P., its General Partner		By:	GV 2021 GP, L.P., its General Partner
By:	GV 2017 GP, L.L.C., its General Partner		By:	GV 2021 GP, L.L.C., its General Partner

	By:	/s/ Inga Goldbard		By:	/s/ Inga Goldbard
	Name:	Inga Goldbard		Name:	Inga Goldbard
	Title:	General Counsel		Title:	General Counsel
	Dated:	February 10, 2023		Dated:	February 10, 2023

GV 2017 GP, L.P.			GV 2021 GP, L.P.

By:	GV 2017 GP, L.L.C., its General Partner		By:	GV 2021 GP, L.L.C., its General Partner

	By:	/s/ Inga Goldbard		By:	/s/ Inga Goldbard
	Name:	Inga Goldbard		Name:	Inga Goldbard
	Title:	General Counsel		Title:	General Counsel
	Dated:	February 10, 2023		Dated:	February 10, 2023

GV 2017 GP, L.L.C.			GV 2021 GP, L.L.C.

	By:	/s/ Inga Goldbard		By:	/s/ Inga Goldbard
	Name:	Inga Goldbard		Name:	Inga Goldbard
	Title:	General Counsel		Title:	General Counsel
	Dated:	February 10, 2023		Dated:	February 10, 2023

CUSIP No. 37637K108	Page 2 of 2

ALPHABET HOLDINGS LLC		XXVI HOLDINGS INC.

By:	/s/ Kathryn W. Hall	By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall	Name:	Kathryn W. Hall
Title:	Secretary	Title:	Assistant Secretary
Dated:	February 10, 2023	Dated:	February 10, 2023

ALPHABET INC.

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Assistant Secretary
Dated:	February 10, 2023